Exhibit 3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 2)

FRENCH BANK OF THE RIO DE LA PLATA
BANCO FRANCÉS DEL RIO DE LA PLATA, S.A.
(Name of Issuer)

ORDINARY SHARES
Ps.1 NOMINAL VALUE PER SHARE
(Title of Class of Securities)

05959110
(CUSIP Number)

BANCO BILBAO VIZCAYA, S.A.
Plaza de San Nicolás 4
48005 Bilbao, Spain
Tel. No.: (011) 341-374-6223
(Name, Address and Telephone Number of Persons Filing Statement)

RAYMOND SURGUY
Authorized Representative of Banco Bilbao Vizcaya, S.A.
116 E. 55th Street
New York, New York 10022
(212) 826-1320
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

January 24, 1997
(Date of Event which Requires Filing of
this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this statement because of Rule 13d-1(b)(3) or (4), check the following: [ ].

     Check the following box if a fee is being paid with this statement: [ ].

CUSIP No. 05959110*	SCHEDULE 13D	Page 2 of 4 Pages

1	NAME OF REPORTING PERSONS S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON BANCO BILBAO VIZCAYA, S.A.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☒
3	SEC USE ONLY
4	SOURCE OF FUNDS PF
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Kingdom of Spain
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 46,117,432
	8	SHARED VOTING POWER 0
	9	SOLE DISPOSITIVE POWER 46,117,432
	10	SHARED DISPOSITIVE POWER 0
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON ☐ 46,117,432
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 31.27%

14	TYPE OF REPORTING PERSON CO

*SEE INSTRUCTIONS BEFORE FILLING OUT!

*	Three ordinary shares are evidenced by one American Depository Share of Banco Francés del Rio de la Plata, S.A. The CUSIP number is for the American Depository Shares.

SEC 1746 (9-88)

     Banco Bilbao Vizcaya, S.A., a Spanish corporation ("BBV") hereby amends its Report on Schedule 13D, originally filed on October 17, 1996 (the “Schedule 13D”), and amended by Amendment No. 1 on December 23, 1996, with respect to the purchase of Ordinary Shares, Ps. 1 nominal value per share (the “Ordinary Shares”) of Banco Francés del Rio de la Plata S.A., an Argentinean corporation (the “Company”). Terms not otherwise defined herein have the meanings assigned to them in Schedule 13D.

Item 5. Interest in Securities of the Issuer.

     The response set forth in Item 5(a) of the Schedule 13D is hereby amended and supplemented by adding the following information at the end thereto:

     BBV has acquired and, for the purpose of Rule 13d-3 promulgated under the Exchange Act, will beneficially own approximately 1,816,307 Ordinary Shares, which, when added to the 44,301,125 Ordinary Shares already owned beneficially by BBV is 46,117,432 representing approximately 31.27% of the outstanding equity of the Company.

     The response set forth in Item 5(b) of the Schedule 13D is hereby amended and supplemented by adding the following information at the end thereto:

     Upon the acquisition of the 1,816,307 Ordinary Shares, BBV may be deemed pursuant to Rule 13d-3 to have the power to vote or to direct the vote, or to dispose or direct the disposition of 46,117,432 Ordinary Shares.

SIGNATURE

     After reasonable inquiry and to the best knowledge and belief of the undersigned, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Date: January 29, 1997

BANCO BILBAO VIZCAYA, S.A.

By:	/s/ Raymond Surguy

Name: Raymond Surguy
Title: Authorized Representative
Banco Bilbao Vizcaya, S.A.

A-1